Exhibit 99.1

Apple reports second quarter results

Services revenue reaches new all-time high

iPhone revenue sets March quarter record

CUPERTINO, CALIFORNIA — Apple® today announced financial results for its fiscal 2023 second quarter ended April 1, 2023. The Company posted quarterly revenue of $94.8 billion, down 3 percent year over year, and quarterly earnings per diluted share of $1.52, unchanged year over year.

“We are pleased to report an all-time record in Services and a March quarter record for iPhone despite the challenging macroeconomic environment, and to have our installed base of active devices reach an all-time high,” said Tim Cook, Apple’s CEO. “We continue to invest for the long term and lead with our values, including making major progress toward building carbon neutral products and supply chains by 2030.”

“Our year-over-year business performance improved compared to the December quarter, and we generated strong operating cash flow of $28.6 billion while returning over $23 billion to shareholders during the quarter,” said Luca Maestri, Apple’s CFO. “Given our confidence in Apple’s future and the value we see in our stock, our Board has authorized an additional $90 billion for share repurchases. We are also raising our quarterly dividend for the eleventh year in a row.”

Apple’s board of directors has declared a cash dividend of $0.24 per share of the Company’s common stock, an increase of 4 percent. The dividend is payable on May 18, 2023 to shareholders of record as of the close of business on May 15, 2023. The board of directors has also authorized an additional program to repurchase up to $90 billion of the Company’s common stock.

Apple will provide live streaming of its Q2 2023 financial results conference call beginning at 2:00 p.m. PT on May 4, 2023 at apple.com/investor/earnings-call. The webcast will be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s plans for return of capital, the payment of its quarterly dividend, its installed base growth, and its investment plans and environmental initiatives. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: effects of global and regional economic conditions, including as a result of government policies, war, terrorism, natural disasters, and public health issues; risks relating to the design, manufacture, introduction, and transition of products and services in highly competitive and rapidly changing markets, including from reliance on third parties for components, technology, manufacturing, applications, and content; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; and effects of unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Suhasini Chandramouli
Apple
suhasini@apple.com
(408) 862-5119

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or email Apple’s Media Helpline at media.help@apple.com.

© 2023 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	April 1, 2023	March 26, 2022	April 1, 2023	March 26, 2022
Net sales:
Products	$73,929	$77,457	$170,317	$181,886
Services	20,907	19,821	41,673	39,337
Total net sales (1)	94,836	97,278	211,990	221,223
Cost of sales:
Products	46,795	49,290	107,560	113,599
Services	6,065	5,429	12,122	10,822
Total cost of sales	52,860	54,719	119,682	124,421
Gross margin	41,976	42,559	92,308	96,802

Operating expenses:
Research and development	7,457	6,387	15,166	12,693
Selling, general and administrative	6,201	6,193	12,808	12,642
Total operating expenses	13,658	12,580	27,974	25,335

Operating income	28,318	29,979	64,334	71,467
Other income/(expense), net	64	160	(329)	(87)
Income before provision for income taxes	28,382	30,139	64,005	71,380
Provision for income taxes	4,222	5,129	9,847	11,740
Net income	$24,160	$25,010	$54,158	$59,640

Earnings per share:
Basic	$1.53	$1.54	$3.42	$3.65
Diluted	$1.52	$1.52	$3.41	$3.62
Shares used in computing earnings per share:
Basic	15,787,154	16,278,802	15,839,939	16,335,263
Diluted	15,847,050	16,403,316	15,901,384	16,461,304

(1) Net sales by reportable segment:
Americas	$37,784	$40,882	$87,062	$92,378
Europe	23,945	23,287	51,626	53,036
Greater China	17,812	18,343	41,717	44,126
Japan	7,176	7,724	13,931	14,831
Rest of Asia Pacific	8,119	7,042	17,654	16,852
Total net sales	$94,836	$97,278	$211,990	$221,223

(1) Net sales by category:
iPhone	$51,334	$50,570	$117,109	$122,198
Mac	7,168	10,435	14,903	21,287
iPad	6,670	7,646	16,066	14,894
Wearables, Home and Accessories	8,757	8,806	22,239	23,507
Services	20,907	19,821	41,673	39,337
Total net sales	$94,836	$97,278	$211,990	$221,223

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	April 1, 2023	September 24, 2022
ASSETS:
Current assets:
Cash and cash equivalents	$24,687	$23,646
Marketable securities	31,185	24,658
Accounts receivable, net	17,936	28,184
Inventories	7,482	4,946
Vendor non-trade receivables	17,963	32,748
Other current assets	13,660	21,223
Total current assets	112,913	135,405

Non-current assets:
Marketable securities	110,461	120,805
Property, plant and equipment, net	43,398	42,117
Other non-current assets	65,388	54,428
Total non-current assets	219,247	217,350
Total assets	$332,160	$352,755

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$42,945	$64,115
Other current liabilities	56,425	60,845
Deferred revenue	8,131	7,912
Commercial paper	1,996	9,982
Term debt	10,578	11,128
Total current liabilities	120,075	153,982

Non-current liabilities:
Term debt	97,041	98,959
Other non-current liabilities	52,886	49,142
Total non-current liabilities	149,927	148,101
Total liabilities	270,002	302,083

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 15,723,406 and 15,943,425 shares issued and outstanding, respectively	69,568	64,849
Retained earnings/(Accumulated deficit)	4,336	(3,068)
Accumulated other comprehensive income/(loss)	(11,746)	(11,109)
Total shareholders’ equity	62,158	50,672
Total liabilities and shareholders’ equity	$332,160	$352,755

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	April 1, 2023	March 26, 2022
Cash, cash equivalents and restricted cash, beginning balances	$24,977	$35,929

Operating activities:
Net income	54,158	59,640
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	5,814	5,434
Share-based compensation expense	5,591	4,517
Other	(1,732)	1,068
Changes in operating assets and liabilities:
Accounts receivable, net	9,596	5,542
Inventories	(2,548)	1,065
Vendor non-trade receivables	14,785	643
Other current and non-current assets	(4,092)	(3,542)
Accounts payable	(20,764)	(1,750)
Other current and non-current liabilities	1,757	2,515
Cash generated by operating activities	62,565	75,132

Investing activities:
Purchases of marketable securities	(11,197)	(61,987)
Proceeds from maturities of marketable securities	17,124	18,000
Proceeds from sales of marketable securities	1,897	24,668
Payments for acquisition of property, plant and equipment	(6,703)	(5,317)
Other	(247)	(735)
Cash generated by/(used in) investing activities	874	(25,371)

Financing activities:
Payments for taxes related to net share settlement of equity awards	(2,734)	(3,218)
Payments for dividends and dividend equivalents	(7,418)	(7,327)
Repurchases of common stock	(39,069)	(43,109)
Repayments of term debt	(3,651)	(3,750)
Proceeds from/(Repayments of) commercial paper, net	(7,960)	999
Other	(455)	(105)
Cash used in financing activities	(61,287)	(56,510)

Increase/(Decrease) in cash, cash equivalents and restricted cash	2,152	(6,749)
Cash, cash equivalents and restricted cash, ending balances	$27,129	$29,180

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$4,894	$9,301
Cash paid for interest	$1,873	$1,406